INDEPENDENT AUDITORS' CONSENT

Board of Directors
Southcoast Financial Corporation

     We consent to the incorporation by reference into this Registration Statement on Form S-8 filed by Southcoast Financial Corporation in connection with the Southcoast Financial Corporation Employee Stock Purchase Plan of our Report dated February 3, 2000, included in Southcoast Financial Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1999.

                                             s/Elliott, Davis & Company, L.L.P.
                                             Elliott, Davis & Company, L.L.P.

Greenville, South Carolina
June 14, 2000

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